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                                                                     EXHIBIT 1.2

                              SELECTED DEALER AGREEMENT

                                  September___, 1996


[Insert Name
and Address of
Additional Selling Agents]

Re: HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

Ladies and Gentlemen:

    ____________________ (the "Selling Agent") has agreed to serve as exclusive lead placement agent, on a best efforts basis, in connection with the offer and sale of the common stock (the "Shares") of Heartland Communications & Management, Inc., a Delaware corporation ("HCMI"). Up to $25,000,000 Shares shall be offered by the Selling Agent and a selected dealer group in this offering (the "Offering").

    The Selling Agent has entered into an Agency Agreement (the "Agreement") and/or the Prospectus dated September___, 1996 with HCMI pursuant to which the Selling Agent has agreed to use its best efforts to obtain subscribers for the Shares. A copy of such Selling Agreement has been furnished to you and is hereby incorporated by reference; you understand the terms used in this Agreement shall have the meanings ascribed to them in the Selling Agreement and/or the Prospectus unless the context indicates otherwise. As provided in such Selling Agreement, HCMI has agreed that the Selling Agent may, in its discretion, use the services of other members of the National Association of Securities Dealers, Inc. (the "NASD") or of any foreign securities firm which is eligible for membership in the NASD and which agrees to abide by the NASD Rules of Fair Practice (collectively, "Additional Selling Agents"), in connection with the offer and sale of the Shares. You are invited to become one of the Additional Selling Agents and, by your best efforts, to obtain subscribers for the Shares in accordance with the Selling Agreement and the following terms and conditions.

    All Shares, if any, will be offered to members of the general public, subject to HCMI's right to reject such orders in whole or in part. The offering to the general public may include the sale by other members of the National Association of Securities Dealers, Inc. (the "NASD"). Such members shall be part of a selling group managed by the Selling Agent. All purchases will be subject to the maximum and minimum purchase limitations and other terms and conditions described in the Prospectus.

    All orders must include acceptable payment (or appropriate instructions authorizing withdrawal of payment from one or more escrow accounts at the Escrow
Bank) and appropriate documentation including a completed Subscription Agreement
and Power of Attorney.   Deposits for the purchase of Shares will earn interest
(based upon the interest rate received on the escrow account) from receipt of the payment by the Escrow Agent (described in the Prospectus) to the date on which such sales of the Shares are actually consummated.

    The Selling Agent has been advised by HCMI that the Prospectus was declared effective by the Securities and Exchange Commission on September___, 1996 (the "Effective Date"). The Shares will be offered and sold on the terms and subject to the conditions set forth herein and in the Prospectus.

    All Shares will be offered and sold at the same $5.00 price per share Selling Price (as defined). Following completion of the Initial Offering Period (as defined) and until the end of this up to eighteen (18) month Offering Period, subscribers must subscribe for and submit payments for a specific number of shares at the Selling Price.

    You are invited to become one of the selected dealers (a "Dealer") with respect to the sale of the Shares, and by your confirmation hereof, you agree to act in the capacity of a selected dealer and to use your best efforts to find purchasers for the Shares in accordance with the following terms and conditions:

    1.   SOLICITATION AND SOLICITATION MATERIAL; BEST EFFORTS.

         a. Solicitation and other activities by Dealer hereunder shall be undertaken only in accordance with applicable laws and regulations and the terms hereof. Accompanying this letter is a copy of the Prospectus prepared by HCMI for use in conjunction with the Offering and sale of the Shares. Additional copies of the Prospectus and of all amendments and supplements thereto will be furnished to you by the Selling Agent in reasonable quantities upon your request. Dealer is not authorized to use any solicitation material other than such Prospectus or such other material as may be provided by HCMI. Any such other material that is provided by HCMI is hereinafter referred to as "Supplemental Literature."

         b. Dealer agrees to use its best efforts to procure subscribers for Shares during a period commencing current with the Effective Date and ending at 5:00 P.M., Eastern Time, on _____________, 1996, subject to an extension up to __________, 1998, unless earlier terminated or extended at the option of HCMI.

    2.   COMPENSATION.

         a. As compensation for the services of Dealer in soliciting and obtaining purchasers of the Shares, unless otherwise agreed in writing by the
Selling Agent, Dealer will receive a selling concession equal to   % of the
aggregate subscription on Shares sold by Dealer. Neither the Selling Agent nor HCMI shall be responsible for any costs or expenses incurred by Dealer in connection with the performance of Dealer's obligations under this Agreement. All such costs and expenses shall be borne by Dealer.

         b. Dealer will not be entitled to receive compensation pursuant to this Section 2 in any case in which it is determined by the Selling Agent that
(i) the solicitation by Dealer was made in violation of applicable law or the terms of this Agreement; (ii) Dealer is not a member in good standing of (or an entity not properly exempt from membership in) the National Association of Securities Dealers, Inc. ("NASD") or a licensed broker-dealer in good standing under applicable laws at the time compensation would otherwise be payable to Dealer hereunder; or (iii) Dealer has not


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delivered to the Selling Agent an executed original of this Agreement signed by an authorized officer of Dealer.

         c. Dealer will not be entitled to receive compensation pursuant to this Section 2 with respect to subscriptions obtained by Dealer if such subscriptions are not accepted by HCMI for any reason, including termination of the Offering by HCMI prior to subscription of the maximum amount of Shares being offered. HCMI has the right, to be exercised in its sole discretion, to reject any subscription for any reason whatsoever.

         d. In the event that the Selling Agent delivers compensation to Dealer and it is subsequently determined by the Selling Agent that all or part of such compensation violates Subsection (b) or (c) of this Section 2, the Selling Agent shall notify Dealer of the amount of compensation wrongfully paid. Dealer shall refund the amount of compensation specified in the notice within five (5) business days of the day on which Dealer receives such notice.

    3. UNAUTHORIZED INFORMATION AND REPRESENTATIONS. Neither Dealer nor any other person is authorized by the Selling Agent or HCMI to give any information or make any representations in connection with this Agreement or the Offering or sale of the Shares other than the information or representations contained in the Prospectus, as supplemented or amended, or any Supplemental Literature. Dealer agrees not to publish, circulate or otherwise use any advertising or solicitation material other than the Prospectus, as supplemented or amended, or any Supplemental Literature.

    4. COMPLIANCE WITH SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934. In making offers and sales of the Shares, Dealer agrees to comply with any applicable requirements of the Securities Act of 1993, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder.

    5. REPRESENTATIONS AND WARRANTIES OF DEALER. Dealer represents and warrants to, and agrees with, the Selling Agent as follows:

         a. AUTHORITY AND NON-CONTRAVENTION. Dealer has all requisite corporate power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement will not conflict with or result in a breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Dealer pursuant to the terms of any agreement or instrument to which Dealer is now a party, or by which Dealer will be bound, and will not conflict with or result in a violation of any law, governmental or administrative regulation or court decree applicable to Dealer or of the provisions of Dealer's Articles of Incorporation, if any.

         b. NASD MEMBERSHIP. Except as to foreign brokers properly exempt from such requirements, Dealer is a member in good standing of the NASD, and in making the offers and sales of the Shares, Dealer will comply with the NASD's Interpretation with respect to Free-Riding and Withholding and with the provisions of Sections 8, 24, 25 and 36 of Article III of the NASD Rules of Fair Practice. Neither Dealer nor any of its directors, officers, partners, affiliates, associates or any person who constitutes a "related person" of Dealer (as the term "related person" is defined in the NASD Rules of Fair Practice) (i) has participated in any private placement involving the securities


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of HCMI, and/or any affiliate thereof or purchased any such securities in a private transaction within the 18 months preceding the date hereof; (ii) has purchased any warrants, options or other securities of HCMI and/or any affiliate thereof within the 12 months preceding the date hereof or (iii) has had any other dealings with HCMI or any subsidiary or controlling shareholder thereof, other than relating to this Agreement, as to which documents or information are required to be filed with the NASD pursuant to its Interpretation with respect to Review of Corporate Financing.

         c. LICENSED BROKER-DEALER. Dealer is registered as a broker-dealer (or any similar term) under the 1934 Act and the securities laws of each state in which Dealer conducts its solicitation activities (or, if a foreign broker is properly exempt from such requirements).

         d. EMPLOYEES OF DEALER. All employees of Dealer are duly licensed under applicable law to carry out the transactions contemplated by this Agreement.

         e. ADDITIONAL INVESTMENT QUALIFICATIONS. Dealer will not offer or sell the Shares to any pension and profit sharing plans, any individual retirement account arrangements or any other qualified retirement plans sponsored by HCMI and/or any other affiliate of such entities that are ineligible to invest in the Shares because of potential prohibited transaction issues which may arise in connection with such investment pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, and Section 406 of the Employee Retirement Security Act of 1974, as amended.

         f. OFFERS. Dealer will effect offers in compliance with applicable law and will not make an offer without delivering a copy of the Prospectus, as supplemented or amended, to the offeree.

         g. DELIVERY OF SUBSCRIPTION AGREEMENT. Dealer will cause each subscriber solicited by Dealer to complete, execute and deliver to the Subscription Agreement authorized for use by HCMI, together with a check, bank draft or money order payable, during the Initial Offering Period (as defined) to the order of Heartland Communications & Management, Inc. -- George Mason Bank Escrow Agent and, during the balance of this up to nine (9) month Offering Period, to Heartland Communications & Management, Inc. Such payment shall be in an amount equal to $5.00 per share during the Initial Offering Period and, the Selling Price per share of the Shares purchased during the balance of the up to nine (9) month Offering Period. Checks shall be delivered to the Escrow Agent by 12:00 p.m. of the next business day after receipt by Dealer.

         h. REPORTS. Dealer will advise the Selling Agent on a daily basis of the amount of Shares sold by Dealer.

    6. BLUE SKY MATTERS. Dealer will be informed as to the states in which HCMI's counsel has advised the Selling Agent that the Shares has been registered or otherwise qualified for sale or exempt under the respective states' securities laws. The Selling Agent has not assumed and will not assume any obligation or responsibility as to whether the Shares is so registered or otherwise qualified or exempt or whether the Shares can be offered and sold in any such state.

    7. LIABILITY. As manager of the Offering, the Selling Agent shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the Offering or arising


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thereunder.  The Selling Agent shall be under no liability to Dealer, except such as may be incurred under the 1933 Act and except for lack of good faith and for obligations expressly assumed by Selling Agent in this Agreement. No obligation on the part of the Selling Agent shall be implied or inferred herefrom. Nothing will constitute the Dealers as an association or separate entity or partners with the Selling Agent, or with each other, but Dealer will be responsible for its share of any liability or expense based on any claim to the contrary.

    8. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION. Provided that Dealer has executed and delivered one copy of this Agreement to the Selling Agent, this Agreement shall become effective at McLean, Virginia, concurrent with the Offering's Effective Date. This Agreement will terminate at the earlier of (i) the expiration of the Offering Period, (ii) the day and time HCMI, in its sole discretion, terminates the Offering or (iii) the day and time the Selling Agent, in its sole discretion, terminates this Agreement; provided, however, any termination under clause (ii) or (iii) of this Section 8 must be preceded by a written notice to Dealer that specifies the time and date of termination and is received by Dealer at least three (3) business days before the date of termination; provided, further, that any such termination pursuant to this Section 8 shall not affect any previously incurred obligation hereunder to pay compensation pursuant to this Agreement.

    9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 5 hereof shall remain in full force and effect and survive the termination of this Agreement.

    10. PARTIES. This Agreement shall be binding upon, and inure solely to the benefit of HCMI, the Selling Agent and Dealer and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares shall be deemed a successor or assign solely by reason of such purchase.

    11. PARTIAL INVALIDITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

    12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

    13. NOTICES. Any notice from the Selling Agent to Dealer shall be deemed to have been duly given if mailed or faxed (with original to follow) to Dealer at the address set forth herein. Any notice from Dealer to the Selling Agent shall be deemed to have been duly given if mailed or telegraphed to the Selling Agent at __________________________________________________________________.

    14. ATTORNEY'S FEES. In the event that any party hereto must resort to legal action in order to enforce the provisions of this Agreement or to defend any such suit, the prevailing party shall be


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entitled to reimbursement from the other party for all reasonable attorney's fees and other costs incurred in commencing or defending such suit.

    15. HEADINGS. The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

    16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of______________________.

    17. CONFIRMATION. Please confirm your agreement to become a soliciting dealer under the terms and conditions set forth herein by executing and returning the enclosed duplicate copy of this Agreement at once to the Selling Agent at___________________________________________________.

                             Very truly yours,

                             ---------------------------------

                             By:
                                  -----------------------------
                                                    , President
                                 --------------------

THIS SELECTED DEALER AGREEMENT IS
ACCEPTED AND CONFIRMED THIS

       day of            , 199    .
- -------      ------------     ----
DEALER/NAME:
            -------------------------
By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Address:
         ----------------------------

- -------------------------------------
Telephone No. (      )
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                                                                       EXHIBIT A


                     HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
                                   AGENCY AGREEMENT













                                  [TO BE ATTACHED.]